SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 9, 2004 (Date of earliest event reported)

Commission File Number 000-19627

BIOLASE TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-19627	87-0442441
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification No.)

981 Calle Amanecer

San Clemente, California 92673

(Address of Principal Executive Offices, Including Zip Code)

(949) 361-1200

(Registrant’s Telephone Number, Including Area Code)

Item 5.	Other Events and Regulation FD Disclosure.

On August 9, 2004, BIOLASE Technology, Inc. (“BIOLASE”) issued a press release announcing that BIOLASE’s Board of Directors has authorized the repurchase of an additional 750,000 shares of Common Stock, increasing the total share repurchase program to 2.0 million shares. BioLase also issued a press release announcing it intends to vigorously defend lawsuits accusing BIOLASE and its officers of violating federal securities laws. The complaints, filed in the U.S. District Court for the Central District of California, allege that BIOLASE and its officers failed to disclose material information about demand for BIOLASE’s products and the fact that BIOLASE would not achieve the financial growth forecasted. A copy of the press releases are attached herewith as Exhibits 99.1 and 99.2.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release, dated August 9, 2004.

99.2	Press Release, dated August 9, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 11, 2004	BIOLASE TECHNOLOGY, INC., (Registrant)

	By:	/s/ ROBERT GRANT
Robert Grant
Chief Operating Officer and Interim Chief Financial Officer (Principal Financial and Accounting Officer)

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